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                                                                   Exhibit 17(f)

                              [LETTERHEAD OF SEI]

April 21, 1995

Securities & Exchange Commission
450 5th Street, N.W.
Washington, DC 20549

RE: Rule 24f-2 Notice for SEI International Trust (the "Trust")
    File No. 811-5601
    -----------------

Ladies and Gentlemen:

Pursuant to Rule 24f-2 under the Investment Company Act of 1940, you are hereby notified as follows:

(i) the fiscal year of the Trust for which this Notice is filed is the year ended February 28, 1995.

(ii) the number of securities of the same class of the Trust which had been registered under the Securities Act of 1933 other than pursuant to Rule 24f-2 which remained unsold at the beginning of such fiscal year was: 0

(iii) the number of securities of the Trust registered during such fiscal year other than pursuant to Rule 24f-2 was: 0

(iv)  the number of securities of the Trust sold during such fiscal year was:
      45,441,448.

(v) the number of securities of the Trust sold during such fiscal year in reliance upon registration pursuant to Rule 24f-2 was: 45,441,448.

This Notice is accompanied by an opinion of counsel as to whether the securities, the registration of which this Notice makes definite in number, were legally issued, fully paid and non-assessable as required by paragraphs
(b)(1)(v) and (c), respectively, of Rule 24f-2.

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Securities and Exchange Commission
Page Two
April 21, 1995

*Pursuant to Rule 24f-2(c) the filing fee accompanying this Notice was calculated as follows:

     (a) actual aggregate sale price of
         securities sold pursuant to
         Rule 24f-2 during fiscal year
         (paragraph (v) above):                       $472,721,483

     (b) reduced by the difference
         between:

         (1) the actual aggregate re-
             demption price of
             securities of the Trust
             redeemed by the Trust
             during such fiscal year;                 $511,819,008

             and

         (2) the actual aggregate re-
             demption price of such
             redeemed securities
             previously applied pursuant
             to Rules 24e-2(a) and 24e-1
             of the Act;                              $(39,097,525)

Fee calculated pursuant to Section 6(b) of the Securities
 Act of 1933:                                    $100.00

THIS FEE WILL BE WIRED TO THE SEC'S ACCT AT MELLON BANK ON 4/20/96.

Very truly yours,

By: /s/ Jeffrey A. Cohen
    --------------------
    Jeffrey A. Cohen
    Controller